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EXHIBIT 21.1  - SUBSIDIARIES OF REGISTRANT

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                                                     JURISDICTION
      COMPANY                                        OF ORGANIZATION               OWNERSHIP
      --------------------------------------------------------------------------------------
      PRI Automation Taiwan, Ltd.                    Taiwan                             100%
      PRI Automation, SARL                           France                             100%
      PRI Automation Ireland, Inc.                   Ireland                            100%
      PRI Automation Korea, Inc.                     Korea                              100%
      PRI Automation, LTD                            United Kingdom                     100%
      PRI Automation Israel, Inc.                    Israel                             100%
      PRI Automation GmbH                            Germany                            100%
      PRI Automation Pte, Ltd                        Singapore                          100%
      Precision Robots FSC, Inc.                     U.S.Virgin Islands                 100%
      PRI Security Corporation                       Massachusetts                      100%
      Interval Logic Corporation                     Massachusetts                      100%
      Equipe Technologies, Inc.                      California                         100%
      Equipe Japan, Ltd.                             Japan                              100%
      Chiptronix Handling Systems, GmbH              Switzerland                        100%
      PRI Switzerland, Inc.                          Massachusetts                      100%
      PRI Holdings, Inc.                             Massachusetts                      100%
      PRI International Holdings, Inc.               Massachusetts                      100%
      PRI Ontario                                    Canada                             100%
      PRI Automation Canada                          Canada                             100%
      MSISUB Inc.                                    Delaware                           100%
      Promis Systems Corporation Ltd.                Hong Kong                          100%
      Promis Systems Corporation (U.K.) Ltd.         United Kingdom                     100%
      Promis Systems GmbH I GR.                      Germany                            100%
      Promis Systems Corp Singapore Pte. Ltd         Singapore                          100%
      PRI Korea, Ltd.                                Korea                               80%

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          The subsidiaries listed are all included in the consolidated financial statements of the Company.